UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2024
KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant's telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information in this Report set forth under Item 2.03 regarding the Modified Portfolio Revolving Loan Facility (defined below) is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
Modified Portfolio Revolving Loan Facility
On October 17, 2018, certain of KBS Real Estate Investment Trust III, Inc.’s (“KBS REIT III”) indirect wholly owned subsidiaries (the “Borrowers”) entered into a loan facility (as subsequently modified and amended, the “Modified Portfolio Revolving Loan Facility”) with U.S. Bank National Association, as administrative agent (the “Agent”). The current lenders under the Modified Portfolio Revolving Loan Facility are U.S. Bank National Association, Regions Bank, Citizens Bank, City National Bank and Associated Bank, National Association (the “Lenders”).
The Modified Portfolio Revolving Loan Facility is secured by 515 Congress, the McEwen Building, Gateway Tech Center and 201 17th Street (the “Properties”). As of February 9, 2024, the McEwen Building was under contract for sale and the closing is expected to occur in February 2024. The buyer has funded a non-refundable deposit of $1.0 million related to this sale and while we fully anticipate the sale to close in February, there can be no certainty that KBS REIT III will complete the sale of the McEwen Building.
As of February 9, 2024, the borrowing capacity under the Modified Portfolio Revolving Loan Facility was $249.2 million, of which $124.6 million was term debt and $124.6 million was revolving debt, all of which was outstanding. The Modified Portfolio Revolving Loan Facility had a maturity date of March 1, 2024, with one 12-month extension option, subject to certain terms, conditions and fees as described in the loan documents.
On February 9, 2024, KBS REIT III, through the Borrowers, entered into an additional advance and third modification agreement (the “Third Modification Agreement”) with the Agent and the Lenders to:
(a)    extend the maturity date of the Modified Portfolio Revolving Loan Facility to April 15, 2024;
(b)    in the event that the McEwen Building is released as security for the Modified Portfolio Revolving Loan Facility in accordance with the loan documents and the Third Modification Agreement:
(i)    provide for an additional extension of the maturity date from April 15, 2024 to March 1, 2026 upon the satisfaction of certain terms and conditions set forth in the loan documents,
(ii)     modify certain terms and provisions related to the interest rate, which resets the interest rate to one-month Term SOFR plus 300 basis points and requires quarterly payments of principal in the amount of $880,900,
(iii)    convert the revolving debt into non-revolving debt, eliminate the accordion option (whereby Borrowers previously had the ability to request that the commitment be increased subject to the Lenders’ consent and certain additional conditions), and eliminate the revolving portion of the Modified Portfolio Revolving Loan Facility and the rights of the Borrowers to reborrow debt under the loan once it has been paid,
(iv) provide for holdbacks of a portion of the Modified Portfolio Revolving Loan Facility to be disbursed subject to the satisfaction of certain terms and conditions, as described below,
(v)    restrict the ability of KBS REIT III to pay dividends or distributions to its stockholders or to redeem shares of its stock without the Agent’s prior written consent, except for any amounts that KBS REIT III is required to distribute to its stockholders to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and
(vi)    provide for certain cash management sweeps described below; and
(c)    amend certain other terms and conditions described in the loan documents.
Pursuant to the Third Modification Agreement, in the event of the closing of the sale of the McEwen Building, the Borrowers will pay the Agent an amount equal to the greater of (a) $45.0 million or (b) the net sales proceeds generated by the sale of the McEwen Building (“Required McEwen Payment”), which amount will be applied to reduce the outstanding principal amount of the Modified Portfolio Revolving Loan.

The Third Modification Agreement also allows KBS REIT III to draw back a portion of the amount of the loan paydown from the McEwen Building sale proceeds through holdbacks on the Modified Portfolio Revolving Loan Facility, consisting of (i) a holdback for the payment of, or reimbursement of the Borrowers’ payment of, tenant improvements, leasing commissions and capital expenditures related to the Properties equal to $10.0 million and (ii) a holdback for the payment of, or reimbursement of KBS REIT Properties III, LLC’s (the “Guarantor”), an indirect wholly owned subsidiary of KBS REIT III, and/or its subsidiaries’ payment of, tenant improvements, leasing commissions and capital expenditures for real property and related improvements owned directly or indirectly by the Guarantor in an amount equal to the lesser of (a) $7.0 million and (b) an amount equal to the Required McEwen Payment minus $40.0 million. Disbursements of the holdback amounts are subject to the conditions of the Third Modification Agreement. In the event of disbursements of the holdback amounts, such advances by the Lenders will increase the aggregate principal commitment under the Modified Portfolio Revolving Loan Facility.
In the event that the McEwen Building is released as security for the Modified Portfolio Revolving Loan Facility, the Third Modification provides that excess cash flow from the Properties be deposited monthly into an interest-bearing account held by the Agent for the benefit of the Lenders (“Cash Management Account”). Excess cash flow for any calendar month means an amount equal to (a) gross revenues from the Properties less (b) an amount equal to principal and interest paid with respect to the Modified Portfolio Revolving Loan Facility, operating expenses of the Properties and in certain cases a limited amount of REIT-level expenses. So long as no default exists under the Modified Portfolio Revolving Loan Facility and subject to the terms and conditions in the Third Modification Agreement, the Borrowers may request disbursement from the Cash Management Account for the payment of debt service payments (including the quarterly principal payments) and other payments due under the loan, for tenant improvements, leasing commissions, capital expenditures and other operating shortfalls and for certain REIT-level expenses. The Agent has the sole right to make withdrawals from the Cash Management Account.
In connection with the Third Modification Agreement, the Guarantor and the Lenders also agreed to amendments to the Guarantor’s financial covenants (increasing the allowed leverage ratio and reducing the required earnings to fixed charges ratios). The Third Modification Agreement provides that disbursements of the holdback amounts and withdrawals from the Cash Management Account are subject to compliance with the above referenced amended Guarantor financial covenants and other covenants that require the Properties to satisfy certain leverage and debt service coverage ratios and that the Agent may demand a pay down of the outstanding principal balance of the loan to the extent of noncompliance with such covenants.
Due to certain restrictions and covenants included in the Third Modification Agreement, KBS REIT III does not expect to pay any dividends or distributions or redeem any shares of its stock during the term of the loan agreement.
In the event the McEwen Building is not released as security under the Modified Portfolio Revolving Loan Facility and the loan is not thereby extended to March 1, 2026, the Borrowers have the right to extend the maturity date under the loan to March 1, 2025, subject to certain terms, conditions and fees as described in the loan documents.

Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of KBS REIT III and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. These include statements about KBS REIT III’s plans, strategies and prospects, including its ability to comply with any terms, conditions, obligations or covenants contained in any agreements related to debt obligations. These statements are subject to known and unknown risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and KBS REIT III undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Moreover, you should interpret many of the risks identified in this report, as well as the risks set forth below, as being heightened as a result of the continued disruptions in the financial markets impacting the U.S. commercial real estate industry, especially as it pertains to commercial office buildings. All forward-looking statements should be read in light of the risks identified in Part I, Item 1A of KBS REIT III’s Annual Report on Form 10-K for the year ended December 31, 2022 and in Part II, Item 1A of KBS REIT III’s Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission.
As a result of KBS REIT III’s upcoming loan maturities, the challenging commercial real estate lending environment, the current interest rate environment, leasing challenges in certain markets where KBS REIT III owns properties and the lack of transaction volume in the U.S. office market as well as general market instability, there is substantial doubt as to KBS REIT III’s ability to continue as a going concern for at least a year from November 14, 2023. If KBS REIT III is unable to repay, refinance or extend maturing loans, the lenders may seek to foreclose on the underlying collateral. There is no assurance that KBS REIT III will be able to satisfy, extend or refinance any maturing loans, and even if KBS REIT III does, KBS REIT III may still be adversely affected if substantial principal paydowns are required or if it is unable to satisfy any covenants or other terms and conditions contained in any agreement evidencing such extension or refinancing. There is no assurance that KBS REIT III will be able to satisfy any covenants or other terms and conditions contained in any of current agreements evidencing its debt obligations or any extension or refinancing agreement that is entered into. KBS REIT III is unable to predict when or if it will be in a position to pay distributions to its stockholders or to redeem shares of its stock. There are no guarantees with respect to future distributions or redemptions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: February 15, 2024	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary